OHR Pharmaceutical, Inc. - 8-K

Exhibit 99.1

Ohr Pharmaceutical Announces Closing of Public Offering of Common Stock and Warrants

NEW YORK, April 10, 2017 -- Ohr Pharmaceutical, Inc. (Nasdaq: OHRP), an ophthalmology research and development company, today announced that it has closed its previously announced public offering of common stock and warrants. The Company sold an aggregate 20,250,032 shares of common stock at a price to the public of $0.70 per share. Investors also received series warrants to purchase up to an aggregate of 14,175,059 shares of common stock with an exercise price of $1.00. The warrants are immediately exercisable and have a term of five years. Gross proceeds to the Company from the sale of the shares were approximately $14,175,000, excluding any proceeds from the exercise of warrants. The transaction was led by existing investors and included the participation of management and the board of directors.

“I would like to thank the new and existing investors for their participation in the offering and ongoing support for our efforts to bring novel therapies to patients with serious ocular diseases,” commented Dr. Jason Slakter, CEO of Ohr.

Rodman & Renshaw, a unit of H.C. Wainwright & Co., and Chardan acted as the co-lead placement agents for the offering.

The Company intends to use the proceeds from the offering for working capital and other general corporate purposes, including the completion and data readout of the ongoing MAKO clinical study investigating Squalamine in wet-AMD.

The securities described above are being offered by the Company pursuant to a shelf registration statement (File No. 333-201368) previously filed and declared effective by the Securities and Exchange Commission (“SEC”) on January 21, 2015.  A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and a final prospectus supplement and accompanying prospectus will be filed with the SEC. When available, electronic copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from H.C. Wainwright & Co., LLC by e-mailing placements@hcwco.com or by calling (646) 975-6996, or Chardan Capital Markets, LLC, at +1 (646) 465-9000, or by accessing the SEC’s website at www.sec.gov.

About Ohr Pharmaceutical, Inc.

Ohr Pharmaceutical, Inc. (OHRP) is an ophthalmology research and development company. The company's lead drug candidate, Squalamine lactate ophthalmic solution, 0.2% (also known as OHR-102), is currently being studied using an eye drop formulation in a clinical trial for the treatment of the wet form of age-related macular degeneration.  In addition, Ohr has a sustained release micro fabricated micro-particle ocular drug delivery platform technology. Additional information on the company may be found at www.ohrpharmaceutical.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and we undertake no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including our expectations with respect to the public offering, including statements about our intended use of proceeds from the offering, our ability to raise sufficient funds to perform and conclude clinical trials, the financial resources available to us, the ability to negotiate and conclude a strategic partnership, the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, and general economic conditions. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing; and no assurance or warranty can be made that the FDA will approve final testing or marketing of any pharmaceutical product. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition.

Contact:

Ohr Pharmaceutical Inc.	LifeSci Advisors, LLC
Investor Relations	Michael Wood
888-388-2327	646-597-6983
ir@ohrpharmaceutical.com	mwood@lifesciadvisors.com